CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Securities Funds (Invesco Investment Securities Funds) of

i.

our reports dated April 28, 2020 relating to the financial statements and financial highlights, which appear in Invesco Corporate Bond Fund, Invesco Global Real Estate Fund, Invesco Government Money Market Fund, Invesco High Yield Fund, Invesco Income Fund, Invesco Real Estate Fund, Invesco Short Duration Inflation Protected Fund and Invesco Short Term Bond Fund’s Annual Reports on Forms N-CSR for the year ended February 29, 2020.

ii.

our reports dated July 30, 2019 and April 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco High Yield Bond Factor Fund’s Annual Reports on Form N-CSR for the year ended May 31, 2019 and the nine months ended February 29, 2020, respectively;

iii.

our reports dated October 14, 2019 and April 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Intermediate Bond Factor Fund’s Annual Reports on Form N-CSR for the year ended July 31, 2019 and the seven months ended February 29, 2020, respectively;

iv.

our reports dated September 27, 2019 and April 15, 2020, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Government Money Market Fund’s Annual Reports on Form N-CSR for the year ended July 31, 2019 and the seven months ended February 29, 2020, respectively;

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 26, 2020